Exhibit 23.2


Consent of Independent Accountants

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-3 (Nos. 33-66112 and 333-94091) and Form S-8 (Nos. 33-24274; 33-50949, 333-05999, 333-28235, 333-39222, 333-41000, 333-41006,
333-41008 and 333-92865) of Kerr-McGee Corporation of our report dated February 26, 1999 appearing in Kerr-McGee Corporation's 2000 Annual Report to Stockholders and incorporated herein by reference in this Form 10-K, relating to the consolidated financial statements of Oryx Energy Company, which such financial statements are not separately presented therein.



(PRICEWATERHOUSECOOPERS LLP)
 PricewaterhouseCoopers LLP



Dallas, Texas
March 28, 2001